Exhibit 99

BEACON FEDERAL BANCORP, INC.

PRESS RELEASE

Beacon Federal Bancorp, Inc. Announces Quarterly Dividend

East Syracuse, New York, May 20, 2010 – Beacon Federal Bancorp, Inc. (NASDAQ: BFED) announced today that the Board of Directors of the Company has declared a quarterly cash dividend of $0.05 per share of the Company's common stock.  The dividend reflects an annual cash dividend rate of $0.20 per share.  The dividend will be payable to stockholders of record as of June 11, 2010, and is expected to be paid on June 23, 2010.

Ross J. Prossner, President and Chief Executive Officer of the Company, stated, “Along with our recently announced fourth stock repurchase program, payment of this $0.05 per share dividend allows us to maximize value for our shareholders while our community focused business continues to provide the innovative services our customers need ."

Beacon Federal Bancorp, Inc., through its subsidiary, Beacon Federal (“the Bank”), offers banking and related financial services to both individual and commercial customers.  The Bank is headquartered with a full-service branch in East Syracuse, New York, along with seven other full-service branches in East Syracuse, Marcy and Rome, New York, Smartt and Smyrna, Tennessee, Tyler, Texas and Chelmsford, Massachusetts.

Forward-Looking Statement

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995.  The Bank and Company intend that such forward-looking statements be subject to the safe harbors created thereby.  All forward-looking statements are based on current expectations regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing.  Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Bank or Company or any other person that results expressed therein will be achieved.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information of future events.

Contact:
Lisa M. Jones
Principal Accounting Officer
Beacon Federal Bancorp, Inc.
6611 Manlius Center Road
East Syracuse, NY 13057
(315) 433-0111 x 1582